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                                                                    EXHIBIT 99.1


                   NAVISITE, INC. TO ACQUIRE SUREBRIDGE, INC.

 COMBINATION TO CREATE $125 MILLION TECHNOLOGY SERVICES PROVIDER WITH MORE THAN
                                 1200 CUSTOMERS


ANDOVER, Mass. May 6, 2004-- NaviSite, Inc. (NASDAQ SC: NAVI) a leading technology services provider, and Surebridge, Inc., a privately held provider of managed application services for mid-market companies, today announced the execution of a definitive asset purchase agreement, pursuant to which NaviSite will acquire substantially all of the assets and liabilities of Surebridge. Based in Lexington, Mass., Surebridge offers a complementary portfolio of managed application and professional services targeting the mid-market and brings specific expertise in Microsoft Business Solutions, PeopleSoft and Siebel Systems.

Under the terms of the agreement, NaviSite will acquire the assets of Surebridge in exchange for two promissory notes in the aggregate principal amount of $39.5 million (subject to certain adjustments based on the financials of Surebridge at closing), 3 million shares of NaviSite common stock and the assumption of certain liabilities at closing (more details below). The closing of the acquisition is expected to occur later this month and is subject to the satisfaction of customary closing conditions.

"Surebridge's product maturity, technical expertise and partnerships with Microsoft and PeopleSoft and stable base of customers with contracted and recurring revenue provides a very strategic fit to the NaviSite operational platform," said Arthur Becker, CEO of NaviSite. "We believe the combined organization will be well-positioned to become a leader in providing a broad range of application services to mid-sized enterprises. We anticipate that this acquisition will add approximately $11 million to our quarterly revenues, and by leveraging our proven operational processes, we expect $3 million to $4 million of EBITDA from the combined company in NaviSite's first quarter of fiscal 2005 ending October 31, 2004."

"By combining our expertise and competency in delivering application management services to the mid-market with NaviSite's proven hosting and operational excellence, we are building a company poised for leadership in the managed application services market," said Peter J. Boni, chairman and CEO of Surebridge. "The complementary nature of our products, target markets and operating platforms make this a compelling proposition for both companies and for our customers."

"Today's NaviSite is a technology services provider with a substantial base of recurring revenues. Our current service portfolio is the result of five acquisitions that we completed during the past two years and have integrated onto one, efficient operational platform," said Becker. "Our ability to integrate acquired service offerings and manage the operations and cost structures of these offerings is reflected in our improved EBITDA profitability results during the past two quarters. With this acquisition we are now positioned to increase our size and customer base and continue the expansion of our portfolio of technology service capabilities. Today's announcement is an important milestone as we strive toward our goal to become a leader in the managed application services market."

Upon the completion of this acquisition, Surebridge will join five other companies acquired by NaviSite since September 2002. Since that time, NaviSite has acquired the capabilities of

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Clearblue Technologies Management (including the assets of the former Applied
Theory), Avasta, Conxion, Interliant, and the infrastructure capabilities and expertise of ClearBlue Technologies (including certain assets of COLO.COM).

Conference Call Scheduled for 10:00 A.M. Today

NaviSite's CEO, Arthur Becker, will host a conference call to discuss the acquisition of Surebridge at 10:00 a.m. Eastern Daylight Time today.

Call In #: US: 888 346 5716, International: (+) 404 260 5386

Financing Details

The promissory notes to be issued by NaviSite to Surebridge accrue interest on the unpaid balance at an annual rate of 10% and shall be paid in full no later than the second anniversary of the closing. No interest shall accrue on any principal paid within six months of the closing. In the event that NaviSite realizes proceeds from certain equity or debt financings or sales of assets, NaviSite is obligated to make payments on the notes equal to 75% of all such proceeds. The notes are convertible into common shares of NaviSite under certain conditions.

EBITDA

The Company believes that the non-GAAP measure of EBITDA provides investors with a useful supplemental measure of the expected operating and financial performance of the combined entity by excluding the impact of interest, taxes, depreciation, amortization and non-cash compensation. EBITDA is not a recognized measure for financial statement presentation under United States generally accepted accounting principles (U.S. GAAP). EBITDA does not have any standardized definition and therefore may not be comparable to similar measures presented by other reporting companies. Management uses EBITDA to assist in evaluating the Company's actual and expected operating and financial performance. These non-GAAP results should not be evaluated in isolation of, or as a substitute for, the Company's financial results prepared in accordance with U.S. GAAP. In addition, while the acquisition announced today is expected to have a positive impact on the Company's EBITDA in the first quarter of fiscal 2005, it also is expected that the Company will incur significant non-cash charges for amortization of intangible assets that will significantly impact the Company's net loss for the same period. The Company believes that using expected EBITDA as a performance measure, together with expected net loss, will help investors better understand the Company's underlying financial performance as a result of this acquisition. A table reconciling expected EBITDA to expected net loss for the first quarter of fiscal 2005 is included in this release.

About NaviSite, Inc.

NaviSite is a leading provider of outsourced hosting and managed application services for middle-market organizations, which include mid-sized companies, divisions of large multi-national companies, and government agencies.

About Surebridge, Inc.

Surebridge, a leading application outsourcer of On Demand Solutions for mid-market companies, delivers brand name application choice and affordable strategy, implementation, outsourcing and optimization services. Surebridge's complete portfolio comprises CRM, supply chain




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management, financial management, human resource management and eBusiness applications for Microsoft Business Solutions, PeopleSoft and Siebel Systems. The company was founded in 1997 and is headquartered in Lexington, Massachusetts.

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the expected benefits of the acquisition, the expected financial results and growth of the combined entity, and the expected ability of NaviSite to meet its payment obligations under the promissory notes. These statements are based on NaviSite's and Surebridge's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks, uncertainties and assumptions include (1) the possibility that financial forecasts of either party may not be achieved, including as to expected EBITDA, revenues, growth and accretion; (2) the possibility that the parties may be unable to obtain stockholder or regulatory approvals or third-party consents required for or satisfy other conditions to the merger; (3) problems may arise in successfully integrating the businesses of the two companies; (4) the acquisition may involve unexpected costs; (5) NaviSite may be unable to raise the necessary funds to meet its payment obligations under the promissory notes; (6) the combined entities may be unable to achieve expected synergies or make expected future investments in the combined businesses; (7) the businesses may suffer as a result of uncertainty surrounding the acquisition; (8) management of the combined entity may face strain on managerial and operational resources as they try to oversee larger operations; and (9) other risks that are described in Securities and Exchange Commission (SEC) reports filed by NaviSite. NaviSite and Surebridge assume no obligation and expressly disclaim any duty to update information contained in this news release except as required by law.

All logos, company and product names may be trademarks or registered trademarks of their respective owners.


                            NAVISITE FINANCIAL TABLES
                    Reconciliation of EBITDA to GAAP Net Loss
                                 (in thousands)


                                                           Three Months Ending
                                                             October 31, 2004
                                                          ----------------------
                                                          Range Low   Range High
Estimated Net Loss                                         $(4,000)    $(3,000)
Estimated Depreciation                                       3,800       3,800
Estimated Interest expense, net                              1,600       1,600
Estimated Amortization of intangible assets(1)               1,400       1,400
Estimated Non-cash compensation                                200         200

Estimated EBITDA                                            $3,000      $4,000


(1) Estimated amortization of intangible assets is based on the amortization over 5 years of $10 million of intangible assets acquired in the acquisition. Actual amortization of intangible assets could vary substantially based upon the final measurement of the assets acquired in the acquisition, and thereby result in a significant variation in actual net loss for the period presented.